Exhibit T3B-1
AMENDED AND RESTATED BYLAWS
of
LIONS GATE ENTERTAINMENT INC.
a Delaware corporation
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Corporation shall be in the Corporation’s state of incorporation, and the name of the resident agent in charge thereof is the agent named in the Corporation’s charter until changed by the Board of Directors of the Corporation (the “Board”).
     Section 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.
     Section 3. Other Offices. The Corporation may also have an office or offices at such other places, either within or without the Corporation’s state of incorporation, as the Board may from time to time designate or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Time and Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the Corporation’s state of incorporation, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the state of Corporation’s state of incorporation, as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting.
     Section 3. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, the President or Secretary at the request in writing of any two directors, or at the request in writing of stockholders owning at least ten percent of the issued and outstanding capital stock of the Corporation entitled to vote at such a meeting, or as otherwise required by, and in any event subject to, applicable law.
     Section 4. Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten days (or such other period as may be required under applicable law) nor more than sixty days (or such other period as may be required under applicable law) before the date of the meeting.
     Section 5. Quorum and Adjournment. The holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise required by applicable law, these Bylaws or the Corporation’s charter. A meeting may be adjourned pursuant to applicable law.

     Section 6. Voting. In all matters other than the election of directors, the vote of the holders of a majority of the shares of each class of capital stock having voting power that are present in person or represented by proxy at a meeting at which a quorum is present shall decide any question brought before such meeting of stockholders, unless the question is one upon which by express provision of applicable law, the Corporation’s charter or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Corporation’s charter, each stockholder shall be entitled to cast one vote for each share of the capital stock entitled to vote held by such stockholder upon the matter in question. The presiding officer at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. Unless otherwise required by law, elections need not be conducted by inspectors of election unless so determined by holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.
     Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy in accordance with applicable law.
     Section 8. Action Without Meeting. Subject to applicable law, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the Corporation’s state of incorporation (by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Notice of the taking of corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing.
ARTICLE III
DIRECTORS
     Section 1. Powers. Subject to any limitations set forth in the Corporation’s charter or applicable law, the Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation and to exercise all of its corporate powers.
     Section 2. Number and Qualifications. The Board shall consist of three members, or such other number as may be fixed by the Board in accordance with applicable law. Directors need not be stockholders, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. A director may resign at any time upon written notice to the Corporation. Any director may be removed from office, with or without cause, by the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote at an annual meeting of stockholders.
     Section 3. Vacancies and Newly Created Directorships. Any vacancy on the Board caused by death, resignation or removal and any newly created directorship may be filled by a majority of the remaining directors, unless otherwise limited by applicable law. A director so elected to fill a vacancy or a newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

     Section 4. Regular Meetings. Regular meetings of the Board shall be held without call or notice at such time and place within or without the Corporation’s state of incorporation as shall from time to time be fixed by standing resolution of the Board.
     Section 5. Special Meetings. Special meetings of the Board may be held at any time or place within or without the Corporation’s state of incorporation whenever called by the Chairman of the Board, the President, any Vice President, the Secretary or by any member of the Board. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting in accordance with applicable law.
     Section 6. Quorum. At all meetings of the Board, a majority of the whole Board shall constitute a quorum for the transaction of business. Except as otherwise set forth in the Corporation’s charter, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Any meeting of the Board may be adjourned to meet again at a stated day and hour in accordance with applicable law, and notice of any adjourned meeting need not be given unless required by applicable law.
     Section 7. Telephonic Meetings. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
     Section 8. Committees. Subject to applicable law, the Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution of the Board and to the extent permitted by law and not inconsistent with the Corporation’s charter, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
     Section 9. Action Without Meetings. Unless otherwise restricted by applicable law, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of proceedings of the Board or committee.
ARTICLE IV
OFFICERS
     Section 1. Officers. The Corporation shall have a Chief Executive Officer or President, a Secretary and a Treasurer. The Treasurer shall also be the Chief Financial Officer of the Corporation. The Corporation may also have, at the discretion of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Chairman of the Board and such other officers as may be elected or appointed in accordance with the provisions of this Article IV. Any two or more of such offices may be held by the same person. No officer need be a director of the Corporation.
     Section 2. Election. The officers of the Corporation shall be elected annually by the Board and, subject to whatever rights an officer may have under a contract of employment with the Corporation, all officers shall serve at the pleasure of the Board.

     Section 3. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled by the Board in the manner prescribed in these Bylaws for regular election or appointment to such office, subject to applicable law.
     Section 5. Powers. Each officer shall perform the duties and exercise the powers as may be assigned by the Board. The Chairman of the Board, if one is appointed, shall, if present, preside at all meetings of the stockholders and directors. The Chief Executive Officer, if one is appointed, shall have direction and control of the business and officers of the Corporation and shall have the general powers and duties of management usually vested in the chief executive officer of a corporation. The President, if one is appointed, shall be the chief operating officer of the Corporation and, in the absence or disability of the Chief Executive Officer or if no Chief Executive Officer is appointed, shall perform all of the duties of the Chief Executive Officer and, when so acting, shall have all of the powers of the Chief Executive Officer. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice Presidents in the order appointed by the Board, shall perform all of the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, the names of those present at such meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. Any powers vested in the Secretary may be exercised by an Assistant Secretary. The Treasurer shall have the custody of the corporate funds and securities of the Corporation, and shall keep and maintain adequate and correct accounts of the properties and business transactions of the Corporation. Any powers vested in the Treasurer may be exercised by an Assistant Treasurer.
ARTICLE V
STOCK CERTIFICATES AND STOCKHOLDERS
     Section 1. Certificates. Every holder of capital stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of the issue.
     Section 2. Lost, Stolen or Destroyed Certificates. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
     Section 3. Transfers. Subject to any restrictions on transfer applicable thereto, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     Section 4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.
ARTICLE VI
REPRESENTATION OF SHARES OF OTHER ENTITIES
     The Chief Executive Officer, President or any other officer or officers are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other ownership interests of any other corporation, partnership, limited liability company, or other entity standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.
ARTICLE VII
NOTICES
     Section 1. Manner of Notice. Whenever notice is required to be given to any director, committee member, officer, or stockholder under applicable law, the Corporation’s charter or these Bylaws, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, and, in the case of directors, committee members and officers, by telephone, by telecopy or other electronic transmission, or by recognized delivery service to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed, telephoned, telecopied, or transmitted or delivered.
     Section 2. Waiver of Notice. To the extent permitted under applicable law, (i) whenever any notice is required to be given under applicable law, the Corporation’s charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto and (ii) attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VIII
INDEMNIFICATION
     Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
     Section 2. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under applicable law, the Corporation’s charter, these Bylaws, vote of stockholders or disinterested directors or otherwise.
     Section 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.
     Section 4. Witness Expenses. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith to the maximum extent permitted by applicable law.
     Section 5. Agreement. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by applicable law.
ARTICLE IX
MISCELLANEOUS
     Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.
     Section 2. Seal. The corporate seal, if the Corporation is required to maintain one under applicable law, shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.
     Section 3. Amendments. Subject to the provisions of the Corporation’s charter and applicable law, the Board shall have the power to make, adopt, alter, amend and repeal from time to time these Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend, and repeal these Bylaws as so made, adopted, altered, amended or repealed by the Board.
[End]

CERTIFICATE OF OFFICER
of
LIONS GATE ENTERTAINMENT INC.
a Delaware corporation
     I hereby certify that I am the duly elected and acting Secretary of Lions Gate Entertainment Inc. and that the foregoing Amended and Restated Bylaws constitute the Bylaws of said corporation as duly adopted on October 1, 2007.
Dated: October 1, 2007

/s/ Jim Gladstone
Jim Gladstone, Secretary